UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2016

CALLAWAY GOLF COMPANY

(Exact name of registrant as specified in its charter)

Commission File No. 1-10962

DELAWARE	95-3797580
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2180 Rutherford Road, Carlsbad, CA 92008-7328

(Address of principal executive offices) (Zip Code)

(760) 931-1771

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: NOT APPLICABLE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 11, 2016, the Company’s shareholders approved three proposals at the Annual Meeting. Of the 94,053,626 shares of the Company’s Common Stock outstanding as of the record date, 83,814,056 shares were represented at the Annual Meeting.

A description of each matter voted upon at the Annual Meeting is described in detail in the Proxy Statement. The number of votes cast for and against (or withheld) and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below.

Proposal 1: Annual Election of Directors

The voting results for the annual election of directors are as follows:

Name of Candidate	Shares Voted
	For	Authority Withheld	Broker Non-Votes
Oliver G. (Chip) Brewer III	71,651,861	405,169	11,757,026
Ronald S. Beard	70,833,508	1,223,522	11,757,026
Samuel H. Armacost	70,808,951	1,248,079	11,757,026
John C. Cushman, III	70,811,341	1,245,689	11,757,026
John F. Lundgren	70,969,307	1,087,723	11,757,026
Adebayo O. Ogunlesi	71,711,937	345,093	11,757,026
Richard L. Rosenfield	70,814,014	1,243,016	11,757,026
Linda B. Segre	70,632,675	1,424,355	11,757,026
Anthony S. Thornley	71,622,284	434,746	11,757,026

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s shareholders ratified, on an advisory basis, the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2016. The following sets forth the results of the voting with respect to this proposal:

	Shares Voted
For	Against	Abstentions
83,287,488	445,504	81,064

Proposal 3: Advisory Vote on Executive Compensation

The Company’s shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers. The following sets forth the results of the voting with respect to this proposal:

Shares Voted
For	Against	Abstentions	Broker Non-Votes
69,153,227	2,400,013	503,790	11,757,026

No other items were presented for shareholder approval at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALLAWAY GOLF COMPANY

Date: May 13, 2016	By:	/s/ Brian P. Lynch
	Name:	Brian P. Lynch
	Title:	Senior Vice President, General Counsel and Corporate Secretary